UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES AND EXCHANGE ACT OF 1934

March 28, 2005
Date of report (Date of earliest event reported)

ACCERIS COMMUNICATIONS INC.
(Exact Name of Registrant as Specified in its Charter)

FLORIDA
(State or Other Jurisdiction of
Incorporation or Organization)

0-17973	59-2291344
(Commission File No.)	(I.R.S. Employer Identification No.)

1001 Brinton Road, Pittsburgh, PA, 15221
(Address of Principal Executive Offices and Zip Code)

(412) 244-2100
(Registrants Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Changes to the Board and Standing Committee Memberships

On March 31, 2005, Acceris Communications Inc., a Florida corporation (the “Company”) announced that in conjunction with the expected sale of its telecommunications business (see Item 8.01 discussion below), it reconfigured its Board of Directors (the “Board”) to reflect the contracted nature of the continuing operations of the Company. The changes to the Board and the standing committees thereof are as follows:

• Effective as of March 29, 2005, James Meenan, Frank Tanki, Kelly Murumets and William Lomicka resigned from the Board. None of the foregoing resignations were for cause.

• Effective as of March 30, 2005, the Board appointed Allan Silber as Chairman of the Board, Henry Toh as Chairman of the Audit Committee and Hal Heaton as Chairman of the Special Committee of Independent Directors.

The foregoing changes to the Board reduced the current Board size to four members, being Messrs. Toh, Heaton, Silber and Samuel Shimer. Also, subsequent to the foregoing changes to the Board membership, Messrs. Heaton and Toh became the sole members on each of the Board’s standing committee memberships, i.e. the Audit Committee, the Compensation Committee and the Special Committee of Independent Directors.

Section 8 - Other Events

Item 8.01  Other Events

Letter of Intent

On March 28, 2005, the Company entered into a nonbinding letter of intent (the “Letter”) to sell its wholly-owned subsidiary, Acceris Communications Corp. (“Acceris”), to Matrix Telecom®, a Platinum Equity company (“Matrix”). Platinum Equity is a mergers and acquisitions firm specializing in the merger, acquisition, and operation of mission-critical services and solutions companies.

Under the terms of the Letter, the Company will, in a stock sale, receive cash and other consideration for the transfer of all of the outstanding shares of Acceris to Matrix. Closing of the proposed sale is contingent upon the execution of a Share Purchase Agreement (“Agreement”) by and between the parties, approval by Acceris’ shareholders and Board of Directors, regulatory approval, and other customary closing conditions. The Company is prohibited from holding discussions with any other parties pertaining to the same subject matter until May 15, 2005. During the period between executing the Agreement and closing the transaction, the parties are expected to enter into a management services agreement. The parties to the Letter anticipate executing the Agreement by April 30, 2005, and closing the proposed transaction during the third quarter of 2005. Due to the ongoing negotiations between the parties, financial terms of the proposed transaction will remain confidential until execution of the Agreement.

Acceris is the major operating subsidiary of the Company, accounting for substantially all of the Company’s revenue in 2004 and constituting approximately 93% of the carrying value of its assets at December 31, 2004. This business constitutes the Company’s telecommunications business and telecommunications reporting segment, both of which are referred to in Note 19 of the financial statements included in Item 15 of the Company’s Annual Report on Form 10-K for the fiscal period ended December 31, 2004 filed with the Securities and Exchange Commission on March 28, 2005.

Press Releases

On March 28 and March 31, 2005, the Company issued press releases announcing the foregoing events. Copies of these press releases are attached as Exhibits 99.1 and 99.2 hereto, respectively. The reader is advised to read these press releases in their entirety.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Press Release dated March 28, 2005

99.2	Press Release dated March 31, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Acceris Communications Inc.

Date: March 31, 2005	By:	/s/ Gary M. Clifford
		Name:	Gary M. Clifford
		Title:	Chief Financial Officer and Vice President of Finance